Exhibit (j)(i) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K






              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information in Post-Effective Amendment Number 57 to the Registration Statement (Form N-1A, No. 33-20673) of MTB U.S Treasury Money Market Fund (formerly, VISION Treasury Money Market Fund), MTB Money Market Fund (formerly, VISION Money Market Fund), MTB New York Tax-Free Money Market Fund (formerly, VISION New York Tax Free Money Market Fund), MTB U.S. Government Bond Fund (formerly, VISION U.S. Government Securities Fund), MTB New York Municipal Bond Fund (formerly, VISION New York Municipal Income
Fund), MTB Intermediate-Term Bond Fund (formerly, VISION Intermediate-Term Bond Fund), MTB Managed Allocation Fund- Conservative Growth (formerly, VISION Managed Allocation Fund- Conservative Growth), MTB Managed Allocation Fund- Moderate Growth (formerly, VISION Managed Allocation Fund- Moderate Growth), MTB Managed Allocation Fund- Aggressive Growth (formerly, VISION Managed Allocation Fund- Aggressive Growth), MTB Large Cap Value Fund (formerly, VISION Large Cap Value Fund), MTB Large Cap Growth Fund (formerly, VISION Large Cap Growth Fund), MTB Mid Cap Stock Fund (formerly, VISION Mid Cap Stock Fund), MTB Small Cap Stock Fund (formerly, VISION Small Cap Stock
Fund), MTB International  Equity Fund (formerly,  VISION  International Equity
Fund), MTB Prime Money Market Fund (formerly, VISION Institutional Prime Money Market Fund) and MTB Short Duration Government Bond Fund (formerly, VISION Institutional Limited Duration U.S. Government Fund) (sixteen of the funds comprising the MTB Group of Funds, formerly the VISION Group of Funds) and to the incorporation by reference of our report dated June 16, 2003 on VISION Group of Funds included in the 2003 Annual Reports to Shareholders for the fiscal year ended April 30, 2003.



                                                /s/ ERNST & YOUNG LLP


Boston, Massachusetts
August 20, 2003